UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

NEUROBO PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, Office 19th Floor

Boston, Massachusetts 02116

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On January 27, 2022, the Board of Directors (the “Board”) of NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed D. Gordon Strickland, effective immediately, to serve as a Class I director to hold office for a term expiring at the Company’s 2023 annual meeting of the Company’s stockholders, which is the next stockholder meeting at which Class I directors will be elected. The Board, upon the recommendation of the Nominating Committee, also appointed Mr. Strickland to serve on the Audit Committee of the Board (the “Audit Committee”) and as Chairman of the Audit Committee. The Board has determined that Mr. Strickland is independent in accordance with the listing standards of Nasdaq and the Company’s internal policies, and that Mr. Strickland otherwise meets all applicable requirements to serve on the Audit Committee, including the rules and regulations of the Securities and Exchange Commission (the “SEC”). In addition, the Board has determined that Mr. Strickland qualifies as an “audit committee financial expert” pursuant to SEC rules and regulations.

Mr. Strickland served as Chairman of Ampex Corporation from June 2019 until March 2021, and previously served as CEO of Ampex Corporation from February 2007 until March 2012. Prior to Ampex, he was the president and CEO of Cardiff Holdings from March 2012 until August 2013, the chairman of Medical Resources from September 1997 until January 2011, the president and CEO of MCSi, Inc. from March 2003 until March 2004, the president and CEO of Capitol Wire, Inc. from September 1999 until August 2002 and leadership roles with Kerr Group from June 1986 until August 1997, including serving as the president and CEO, and as Senior Vice President, Finance and Chief Financial Officer. He previously served as a member of the Board of Directors of eCommission and Applied Technical Services, and as a US Naval Officer. Mr. Strickland received a Master of Business Administration, Finance from the Wharton School of the University of Pennsylvania and a Bachelor of Arts, Economics from Yale University.

In connection with Mr. Strickland’s appointment to the Board, the Company will enter into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.5 to the Form 8-K filed on December 31, 2019, and is incorporated herein by reference, with Mr. Strickland. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Strickland for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Strickland in any action or proceeding arising out of Mr. Strickland’s service to the Board.

There is no understanding or arrangement between Mr. Strickland and any other person pursuant to which Mr. Strickland was appointed as a director. There is no family relationship between Mr. Strickland and any director or officer of the Company, and except as stated herein, Mr. Strickland does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Strickland’s service as a director, Mr. Strickland will receive the Company’s standard non-employee director compensation pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy, which was adopted by the Board on January 14, 2022, a copy of which is filed as Exhibit 10.1 hereto (the “Non-Employee Director Compensation Policy”). Mr. Strickland will receive an initial grant for a nonstatutory stock option to acquire 40,000 shares of the Company’s common stock pursuant to the terms and conditions of the Company’s 2019 Equity Incentive Plan (the “Plan”), which will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, subject to Mr. Strickland’s service to the Company through each applicable vesting date. Mr. Strickland will receive $40,000 annual cash retainer for serving as a director and an $18,000 annual cash retainer for serving as Chairman of the Audit Committee, each of which will be pro-rated for the remainder of calendar year 2022. In accordance with the Non-Employee Director Compensation Policy, Mr. Strickland will also be eligible to be granted, immediately following the Company’s annual meeting of stockholders, a nonstatutory stock option to purchase 20,000 shares of Company common stock (the “Annual Grant”). Each Annual Grant will vest upon the earlier of the one (1) year anniversary of the grant date or the day prior to the Company’s next annual meeting occurring after the grant date, subject to Mr. Strickland’s service to the Company through the vesting date. The nonstatutory stock options are subject to the terms and conditions of the Plan and its related agreements. Additionally, pursuant to the applicable terms and conditions of the Non-Employee Director Compensation Policy, Mr. Strickland may elect to receive a restricted stock unit award in lieu of the cash compensation payable to Mr. Strickland.

On January 28, 2022, the Company issued a press release announcing the appointment of Mr. Strickland to the Board. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description

10.1	Amended and Restated Non-Employee Director Compensation Policy

99.1	Press release dated January 28, 2022.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroBo Pharmaceuticals, Inc.

Date: January 28, 2022	By:	/s/ Gil Price
Gil Price
President and Chief Executive Officer